Exhibit 10.1

2022 PERFORMANCE INCENTIVE PLAN
Section 1. Purpose; Definitions.
The purpose of the Plan is to: (i) support the Company’s ongoing efforts to develop and retain world-class leaders who will seek to drive the Company’s sustained growth and performance; and (ii) enable the Company to provide incentives directly linked to the performance of the Company’s business and increases in shareholder value.
For purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, within the meaning of Rule 12b-2 of the Exchange Act.
(b)“Award” means the grant under the Plan of Incentive Awards (including Performance Share Units), Restricted Shares or Restricted Share Units.
(c) "Award Agreement” means the written or electronic agreement issued by the Company to the Participant that sets forth the terms and provisions of the Award granted under the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause,” with respect to any Participant, means termination because of:
(i) continued failure to substantially perform the Participant’s job duties (other than resulting from incapacity due to disability) within ten (10) days after a written demand by the Company (or any of its Subsidiaries or Affiliates, as the case may be) that identifies the manner in which the Company (or any of its Subsidiaries or Affiliates, as the case may be) has reasonably determined that the Participant has not performed his or her duties;
(ii) gross negligence in the performance of the Participant’s job duties, willful misconduct, or a material violation of Company policy (including, without limitation, the code of conduct of the Company), that the Company has reasonably determined has resulted in, or is likely to result in, a material and demonstrable detriment to the Company’s business, operations, properties, financial condition or reputation; or
(iii) the Participant’s conviction of a felony or a plea of nolo contendere by the Participant with respect to a felony.

A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g) “Commission” means the Securities and Exchange Commission or any successor agency.
(h) “Committee” means the Compensation and Leadership Development Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan, which shall (a) consist of two or more individuals each of whom shall be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; and (b) satisfy the applicable requirements of any stock exchange or national market system on which the Common Stock may then be listed.
(i) “Common Stock” or “Stock” means the common stock of the Company, without par value.
(j) “Company” means Philip Morris International Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l) “Good Reason,” with respect to any Participant, means, unless pursuant to the Participant’s prior written consent, termination following a Change in Control because of:
(i) a material adverse change in the Participant’s job responsibilities, authority or duties (including reporting level) with the Company (or any of its Subsidiaries or Affiliates, as the case may be) as in effect immediately prior to the Change in Control;
(ii) any material reduction in the aggregate of the Participant’s base salary, benefits, cash incentive award opportunity and equity award opportunity, as in effect immediately prior to the Change in Control; or
(iii) a requirement by the Company (or any of its Subsidiaries or Affiliates, as the case may be) for the Participant to change his or her regular workplace that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the Change in Control.
A termination for Good Reason must be communicated to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and, provided further, that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

(m) “Incentive Award” means an Award made pursuant to Section 5(a)(iii).
(n) “Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted and any authorized transferee of such individual.
(o)“Performance-Based Award” means any Award granted pursuant to the Plan through the application of Performance Goals and Performance Cycles.
(p) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary, Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.
(q) “Performance Goals” mean the objectives for the Company or any Subsidiary or Affiliate or any unit thereof or any individual that may be established in the sole discretion of the Committee for a Performance Cycle with respect to any Performance-Based Awards contingently awarded under the Plan. The Performance Goals for Awards may be based on one or more criteria selected by the Committee including, without limitation, the following: earnings per share; total shareholder return; net revenues, excluding excise taxes; operating income; operating companies income; net income; earnings before or after deduction for all or any portion of interest, taxes, depreciation and/or amortization expense; free cash flow; operating cash flow; free/operating cash flow productivity; return on equity; return on capital; economic value added; change in the overall cost base; operating margins; product volume or market share; product innovation; attainment of product commercialization targets; share price appreciation; gross profit; gross profit margins; achievement of research and development milestones; other strategic initiatives, including sustainability goals which the Company may establish as part of its strategic initiatives from time to time; achievement of regulatory milestones; portfolio transformation; or achievement of diversity and inclusion goals; and any other criteria or measurement approved by the Committee. Any Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles.
(r) "Performance Share Unit” has the meaning set forth in Section 5(a)(iii).
(s) “Plan” means this Philip Morris International Inc. 2022 Performance Incentive Plan, as may be amended from time to time.
(t) “Restricted Period” means the period during which an Award is forfeitable under certain conditions and may not be sold, assigned, transferred, pledged or otherwise encumbered.
(u) “Restricted Share” means an Award of shares of Common Stock pursuant to Section 5(a)(i).
(v) “Restricted Share Unit” means an Award described in Section 5(a)(ii).
(w) “Subsidiary” means has the meaning given to it under Rule 12b-2 of the Exchange Act.
In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a Subsidiary or an Affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards, and the amount, type and terms of each Award, and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to Section 16 of the Exchange Act.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.

Employees of the Company, its Subsidiaries and Affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its Subsidiaries or its Affiliates, or any other employee of the Company, its Subsidiaries and Affiliates, who the Committee determines should be eligible to participate, are eligible to be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.
(a) Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 25,000,000. To the extent any Restricted Share or Restricted Share Unit is cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall not again be available for distribution in connection with Awards under the Plan. Shares of Common Stock that are potentially issuable pursuant to a Performance Share Unit or other Performance-Based Award but that are not so issued due to the Participant’s termination or to the failure to achieve Performance Goals, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes shall not again be available for distribution in connection with Awards under the Plan.

(b) Adjustments for Certain Corporate Transactions. Subject to the provisions of Section 6:
(i) In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution (excluding regular cash dividends), stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock, the Committee shall make such adjustments or substitutions with respect to the Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (C) to the number and kind of securities subject to outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or other equity-based awards held by an individual who becomes an employee of the Company, a Subsidiary or an Affiliate in connection with a transaction described in this Section 4(b)(i), and, to the extent permitted by law and regulation, shares of Common Stock subject to such substituted Awards shall not reduce the number of shares of Common Stock reserved and available for distribution under the Plan. Notwithstanding any provision of the Plan, the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
(ii) In connection with any of the events described in Section 4(b)(i), and consistent with Section 409A of the Code, the Committee shall also have authority with respect to the Plan and to Awards, except as may otherwise be required under an applicable Award Agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In the event of a substitution under Section 4(b)(i), references in this Plan and in the applicable Award Agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of applicable Award Agreements) to also refer to the securities of the other entity where appropriate.

(iii) In connection with any of the events described in Section 4(b)(i), with respect to the Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash.
(iv) In the event of any conflict between this Section 4(b) and other provisions of the Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the ability of the Committee to adjust any award for which an Award under the Plan is substituted.

Section 5. Awards.
(a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.
(i) Restricted Shares. Restricted Shares are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award Agreement. Except as provided in the applicable Award Agreement, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award Agreement, a Participant shall have with respect to such Restricted Shares all the rights of a holder of Common Stock during the Restricted Period.
(ii) Restricted Share Units. Restricted Share Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award Agreement. Except as provided in the applicable Award Agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award Agreement, a Participant shall have with respect to such Restricted Share Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Share Units.
(iii) Incentive Awards.
(1) Incentive Awards are Performance-Based Awards that are expressed in U.S. or any other jurisdiction’s currency or Common Stock or any combination thereof.
(2) Incentive Awards may be in the form of Performance Share Units, which are Performance-Based Awards denominated in shares of Common Stock and based on the achievement of Performance Goals during a Performance Cycle. Except as provided in the applicable Award Agreement, Performance Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the relevant Performance Cycle. Except as provided in the applicable Award Agreement, a Participant shall have with respect to such Performance Share Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually earned and delivered to the Participant. No dividend equivalents will be paid with respect to unearned Performance Share Units; dividend equivalents may be accrued and paid at the end of a Performance Cycle with respect to shares that are earned.
(3) Any Award granted under the Plan may include Performance Goals and Performance Cycles.
(b) Discretion. Notwithstanding the achievement or failure to achieve any Performance Goal established under the Plan, the Committee has the discretion to adjust the pay-out pursuant to a Performance-Based Award as it determines is appropriate.
(c) Extraordinary Events. At, or at any time after, the time an Award is granted, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific events, including, to the extent significant, corporate transactions, accounting or tax law changes, asset write-downs, litigation or claim adjustments, foreign exchange gains and losses, unbudgeted capital expenditures and other unusual or infrequently occurring events.
Section 6. Change in Control Provisions.
(a) Impact of Event. Unless provided otherwise by the Committee (as constituted prior to a Change in Control) in an Award Agreement, or as provided in an employment agreement or similar agreement between the Company or any Subsidiary or Affiliate and the Participant, in the event of a Change in Control:
(i) If and to the extent share-based Performance-Based Awards outstanding as of the date the Change in Control is determined to have occurred are converted into, as applicable, time-based restricted shares or restricted share units of the successor (or its parent company), then such converted awards shall remain outstanding and shall be governed by their respective terms; provided that if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an Affiliate) without Cause or by the Participant for Good Reason, such awards, to the extent then outstanding, shall fully vest. With respect to share-based Performance-Based Awards that are outstanding as of the Change in Control date and are not so converted, such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code as set forth in the applicable terms of the Awards). In either case, the value of any awards under this Section 6(a)(i) as of the Change in Control date shall be determined in the manner the Committee, as constituted immediately before the Change in Control, deems appropriate either (1) based on actual performance as of such date if (A) more than half of the Performance Cycle has elapsed as of such date and (B) actual performance is determinable as of such date; or (2) assuming target performance had been achieved in all other circumstances.

(ii) If and to the extent any other Awards outstanding as of the Change in Control date is determined to have occurred are assumed by the successor (or its parent company) or cancelled in exchange for comparable awards issued by the successor (or its parent company), and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an Affiliate) without Cause or by the Participant for Good Reason, such awards, to the extent then outstanding, shall become free of all restrictions and fully vest. With respect to such Awards that are outstanding as of the Change in Control date and are not assumed, converted or substituted, any deferral or other restriction shall lapse and such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code as set forth in the applicable terms of the Awards).
(iii) For an Award to be validly assumed, converted or substituted by a successor for purpose of this Section 6, it must (A) provide such Participant with rights, terms and conditions substantially equivalent or superior to the rights, terms and conditions applicable under such Award, including, but not limited to, identical vesting schedules; (B) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (C) for share-based Awards, be based on stock that is listed and traded on an established U.S. securities market or an established securities market outside the United States upon which the Participant could readily trade the stock without administrative burdens or complexities. The determination of whether the conditions of this Section 6(a)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(iv) Notwithstanding any other provision of this Section 6 or the Plan to the contrary, any Incentive Awards, including cash-based Performance-Based Awards, relating to Performance Cycles that have been completed prior to the Change in Control date, will be deemed earned and become immediately payable in cash.
(b) Definition of Change in Control. A “Change in Control” means the happening of any of the following events:
(i) Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (the “Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or
(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv) Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition, (1) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.
(c) Timing of Payment. Except as provided in Section 13(i), any amount required to be paid pursuant to this Section 6 shall be paid as soon as practicable after the date such amount becomes payable (but not later than 60 days after such date, and the Participant may not determine the time of payment).
Section 7. Plan Amendment and Termination.
The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan (other than under the provisions of Section 4(b)). Except as set forth in any Award Agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 8. Payments and Payment Deferrals.
Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards, under such rules and procedures as it may establish. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents. Any deferral and related terms and conditions shall comply with Section 409A of the Code and any regulations and other guidance thereunder to the extent Section 409A is applicable to the Award or the deferral of the Award.

Section 9. Dividends and Dividend Equivalents.
Subject to the provisions of Section 5(a)(iii), the Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s

Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.
Except as provided in the applicable Award Agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary, in no event may an Award be transferred by a Participant to a third party for monetary value.

Section 11. Award Agreements.
Each Award under the Plan, other than an annual, cash-based Incentive Award, shall be evidenced by a written or electronic agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may, in its discretion, amend an Award Agreement or accelerate the vesting of any Award, provided that, except as set forth in any Award Agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12. Unfunded Status of Plan.
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13. General Provisions.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(b) Nothing contained in the Plan shall prevent the Company, a Subsidiary or an Affiliate from adopting other or additional compensation arrangements for their respective employees.
(c) Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with any right of the Company, a Subsidiary or an Affiliate in relation to the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The value of any shares of Common Stock allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. Generally Accepted Accounting Principles, to the extent applicable, and relevant tax compliance requirements. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.
(e) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g) All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h) Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all Awards under the Plan and any elections to defer, distributions, and other aspects of the Plan shall, to the extent subject to Section 409A of the Code, comply with Section 409A and any regulations and other guidance thereunder. If a payment obligation under this Plan arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation §1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation §1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s separation from service (as defined in Section 409A of the Code), provided, however, that if the Participant is a Specified Employee (as defined in Section 409A of the Code), any payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. With respect to any award under the Plan that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control. Notwithstanding anything to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. The Company does not represent or warrant that the Plan or any Award complies with Section 409A or any other provision of federal, state, local or other tax law.

(i) All Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, including but not limited to a reacquisition right with respect to previously granted Restricted Stock or other cash or property, (a) as provided in the Company’s Compensation Reimbursement Policy, which is applicable to all officers of the Company on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, (c) as provided in the applicable Award Agreement, and/or (d) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company, or the Participant’s separation from service with the Company and/or its Affiliates or Subsidiaries is for Cause. No recovery of compensation under this Section will be an event giving rise to a right to resign for “Good Reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or Affiliates.
(j) No fractional shares of Common Stock or units of any securities shall be issued pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities or property shall be paid or transferred in lieu of such fractional shares or any rights thereto shall be eliminated.
(k) The Plan is effective as of May 4, 2022, provided it is approved by shareholders of the Company. Except as otherwise provided by the Board, no Awards shall be made under the Plan after May 3, 2027, provided that any Awards prior to that date may extend beyond it.